Exhibit 99.1

Whitney Information Network, Inc. Receives Notice of SEC Investigation

CAPE CORAL, Fla., Nov. 20, 2006 (BUSINESS WIRE) — Whitney Information Network, Inc. announced today that on the evening of November 14, 2006, it was notified by the Securities and Exchange Commission that the Commission was conducting a  private non-public investigation to determine whether the Company  has complied with securities laws in connection with  (i) the claimed efficacy or trading success of the Company’s stock market education programs, and, (ii) the Company’s acquisition of certain other companies.  The Company intends to provide the Commission with any requested information.

About Whitney Information Network, Inc.

Whitney Information Network, Inc. (OTCBB: RUSS) is a provider of postsecondary education focused on individual wealth creation and personal success. Whitney Information Network, Inc. provides students with comprehensive instruction and mentorship in real estate investment, stock trading, business development and individual investment strategies in the United States, United Kingdom, Canada and Costa Rica. Additional information can be found at www.wincorporate.com.

SOURCE Whitney Information Network, Inc.

CONTACT: Richard O’Dor
for Whitney Information Network, Inc., +1 239 443 1676 , richard@wincorporate.com